Exhibit 10.5

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into on June 1, 2016 and is effective for all purposes as of the Effective Date (as defined below), by and between Grom Holdings, Inc./Grom Social Inc. a Florida corporation (the “Company”, or “Grom”), and Melvin Leiner (the “Executive”).

RECITALS:

WHEREAS, the Company and the Executive now desire to enter into this Agreement to memorialize the terms and conditions under which the Executive shall hereinafter serve as the President of the Company.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows;

1.       Certain Definitions. The following capitalized terms shall have the following meanings. All other capitalized terms used herein shall have the meanings set forth in this Agreement.

(a)       “Cause”: For purposes of this Agreement, the Company shall have “Cause” to terminate the Executive's employment hereunder for any of the following actions: (i) the Executive causing material harm to the Company through (A) an uncured material breach by the Executive of the terms and provisions of this Agreement or (B) the commission by Executive of an act or acts of gross negligence, dishonesty, fraud or willful malfeasance in the performance of his duties hereunder, (ii) Executive is convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude or a felony under federal or applicable state law, or (iii) the Executive's uncured failure to perform his material duties under this Agreement.

(b)       “Common Stock” means the shares of common stock, par value $0.001 per share, of the Company.

(c)       “Contract Year” shall be a calendar year

(e)       “Disability” shall mean the absence of the Executive from the Executive's duties to the Company for a total of 30 consecutive days, or 60 days during any one six month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably)

(f)       “Effective Date” means June 1, 2016.

(g)       “Good Reason”: The Executive shall have Good Reason to resign from employment upon the occurrence of any of the following events:

(i)       any material adverse change in the Executive's job titles, duties, responsibilities, perquisites granted hereunder, or authority without his consent;

(ii)       a material breach of this Agreement by the Company, including without limitation, the failure to pay compensation or benefits when due hereunder.

The Executive must provide to the Company written notice of his resignation within ten (10) days following the occurrence of the event or events constituting Good Reason and the Company shall have a period of thirty (30) days following its receipt of such notice (the "Cure Period"), the Executive shall stilt be entitled to pay and benefits during the period in which to cure such event or events. If the Company does not cure the event or events constituting the basis for Good Reason by the end of the Cure Period, the Executive may resign from employment within seven (7) days immediately following the last day of the Cure Period. A resignation or other voluntary termination of employment by the Executive that does not comply with the requirements of this Section 1(g) shall not constitute termination for Good Reason.

(h)      “Section 409A” shall mean, collectively, Section 409A of the Internal Revenue Code of 1986, as amended, and the Department of Treasury Regulations and other interpretive guidance promulgated thereunder, including without limitation any such regulations or other guidance that may be issued after the date of this Agreement.

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1. Responsibilities

Your title will be Vice Chairman, Secretary, and Chief Executive Officer of Grom Holdings, Inc./Grom Social, Inc. (hereinafter, the “Company”) and this agreement will be effective upon the date of execution (hereinafter, the “Effective Date”). In this position you will be responsible for the leadership, operating, and financial results of the Company. This position will be located in Boca Raton, Fl. unless the Company offers you a mutually agreed upon full relocation package. This package would include the purchase of your home at 90% of the current appraised value and the reimbursement of customary, as well as reasonable relocation expenses. You will report directly to the Company's Board of Directors.

2. Term of Employment

The Term of this Agreement shall commence on the effective date and shall continue for a period of three years (3) years (hereinafter the “Initial Term”). Thereafter, the term of the Agreement shall be automatically extended for successive and additional two (2) year periods, unless either party shall provide a written notice of termination to the Company, ninety (90) days prior to the end of the Initial Term or an extended term. The Term of this Agreement is subject to early termination in accordance with the provisions set forth in Section 4 hereof.

3. Compensation and Benefits

You shall be entitled to:

3.1       A Base Salary targeted at the annual rate of $237,000 or $19,750 per month.

3.2       Your minimum annual Base Salary will commence as of June 1, 2016 any shortfalls in your targeted monthly Base Salary rate of $19,750 and the actual monthly Base Salary rate paid will be accrued and distributed immediately upon the availability of funds, Further, during the term of this agreement, your Base Salary will be reviewed annually by the Board of Directors, to determine the amount your Base Salary should be increased in light of you duties, responsibilities, and performance. Your minimum Base Salary increase will be 5% and your first annual increase will take effect as of 1/ 1/17. Additional increases will be awarded as of the 1st of every year as long as this agreement is in effect.

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3.3       You will be eligible to participate in the Company’s Incentive Plan, with an annual incentive plan target of 80% of your Base Salary. Your participation in the plan will begin as of the effective date. Additionally, you will eligible to participate in the Company’s Equity Incentive Plan. The conditions of these options will be detailed in your individual Stock Option Agreement and Certificate document.

3.4       You will be eligible to participate in health benefits, life insurance, as well as any other retirement plans offered by the Company.

3.5       You will be eligible for three (3) weeks of vacation during each year of this Agreement, or such greater period as the Board shall approve, and to the number of paid holidays given by the Company to its employees generally, without reduction in salary or other benefits.

3.6       Reimbursement from the Company for all reasonable and customary expenses incurred by you in performing services under this Agreement, including: travel expenses and other out-of-pocket expenses, in accordance with your expense account and the Company's reimbursement policies and provided that you shall submit reasonable documentation with respect to such expenses.

4. Termination of Employment

4.1       Events of Termination. Your employment with the Company may be terminated prior to the expiration of the Term (initial or otherwise) set forth in Section 2 hereof as follow:

(a) With Cause. Your employment with the Company may be terminated at any time for “Cause”. As used in this Agreement, the term “cause” shall mean (i) any material breach by you of any material provision of this Agreement, which, if curable is not fully cured to the reasonable satisfaction of the Company within thirty (30) days after written notice thereof, or (ii) your committing an act of theft, fraud, embezzlement with regard to the Company or your conviction of a felony, for purposes hereof, no act or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your act, or failure to act, was in the best interest of the Company.

(b) Without Cause; Good Reason. Your employment with Company may be terminated, by either party, upon not less than ninety (90) days prior written notice to the other, without Cause by the Company or for “good reason” by you. As used herein, the term “Good Reason” shall mean the occurrence, without your consent, or for any the following reasons: (i) any material diminution of your positions, ditties or termination of your employment for Cause or disability or as a result of your death, or temporarily as a result of your illness or other absence) and (ii) any material breach of the Company of any material provision of this Agreement; provided however, that you provide the Company with written notice of such breach with a thirty (30) day opportunity for the Company to clue the grounds which you believe have resulted in such breach.

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(c)       Death. In the event of your death, your employment with the Company shall terminate on the date of your death,

(d)       Disability. In the event of your disability (as defined below), the Company may terminate your employment by giving a written notice of termination. Such notice shall specify the date of termination, which date shall not be earlier than thirty (30) days after such notice is given. For purposes of this Agreement, "Disability" means your inability to substantially perform your duties hereunder for ninety (90) consecutive days or one hundred eighty (180) days out of 365 days as a result of a physical or mental illness, all as determined in good faith by the Board following consultation with medical or mental health expert(s) selected by the Board.

5. Company's Obligations Upon Termination

Following the termination of your employment under the circumstances described below, the Company shall pay to you the following compensation and provide the following benefits in full satisfaction and final settlement of any and all claims and demands that you now have or hereafter may have against the Company in connection herewith:

(a)       Termination Without Cause by the Company or with Good Reason by You or Failure by the Company to Extend your Term.

In the event that your employment is terminated by the Company prior to the expiration of the initial term the company will pay you your base salary and health benefits for a minimum of eighteen months (18) of salary and health benefits. Lastly, if you are terminated due to the expiration of the Initial Term or any renewal term you will be entitled to the payment of your annual base salary and health benefits for a period of eighteen (18) months from the date of expiration, All compensation and benefits received are subject to an obligation on your part to obtain gainful or other employment during the severance period and provided that payments made during this period shall be reduced, on a dollar-for-dollar basis by the amount of any income generated by you in any capacity or in any position including, but not limited to, any income you earn as a employee, consultant, agent, representative, principal, officer, or director with any person or entity during such period. In addition, the Company shall reimburse you for any expenses incurred through the date of such termination in accordance with Section 3.6 hereof and (ii) you are entitled to retain all equity granted to you including vested as well as unvested shares in accordance with Section 3.3 hereof. You will have ten (10) years to exercise all options and ownership.

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(b)       Termination by the Company for Cause.

In the event that your employment shall be terminated by the Company pursuant to Section 4.1(i) hereof (or if you voluntarily resign otherwise than in accordance with Section 4.1(ii) hereof prior to the expiration of the then current term of this Agreement, other than any base salary earned by you on or prior to the date of such termination, but not paid. In addition, the Company shall reimburse you for any expenses incurred through the date of such termination in accordance with Section 3.6 hereof and you shall be entitled to retain your vested equity prior to the termination of this Agreement in accordance with Section 3.3 hereof. Upon termination for cause by the Company, all of you rights under this Agreement (except as otherwise set forth herein) shall immediately terminate and the Company shall have no further obligation to you.

(c) Termination Upon Your Death or Disability.

In the event that your employment shall be terminated pursuant to Sections 4.1(c) or 4.1(d) hereof, (i) the Company shall pay you (or your estate or legal representatives): all base salary earned, but unpaid, plus an additional 12 months of salary and benefits payable on the company's regularly scheduled pay periods and shall reimburse you (or your estate or legal representatives) for any expenses, incurred through the date of such termination in accordance with Section 3.6 hereof and (ii) you are entitled to retain all equity granted to you including vested as well as unvested shares in accordance with Section 3.3 hereof You will have ten (10) years to exercise all options and ownership.

6. Nature of Payments.

All amounts to be paid by the Company to you pursuant to this Agreement (other than Base Salary or reimbursement of expenses) shall he considered by the parties to be deemed "severance" payments. In the event that such payments shall be treated as damages, it is expressly acknowledged by the parties hereto that damages to you for termination of employment would be difficult to ascertain and the above amounts are reasonable estimates thereof and are not a penalty.

7. Confidentiality and Non-Competition.

In view of the unique and valuable services, you are expected to render to the Company and you acknowledge the existence of confidential information regarding the business of the Company, you hereby agree NOT to engage in any business activity that is in competition with, or has a similar nature to, that which you perform at the Company in relation to the Company or other agreed assignments for the Term of this Agreement, plus one (1) year after the Term of this Agreement without written consent of the company;

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Further, you agree:

Your services are unique and extraordinary and essential to the business of the Company in part since you will have access to the customer lists of the Company and other privileged and confidential information essential to the Company's business. Therefore, you agree that, if your employment shall terminate at any time, you, for a period of one (1) year after such termination, shall not disclose such privileged and confidential information without the prior written approval of the Company. Further, upon request, you agree to return to the Company any information you may have obtained as a result of your employment with the Company; and

That the remedy at law for any breach of any of the foregoing will inadequate and that the Company, in addition to any remedy at law, will be entitled to injunctive and other relief in cases of any such breach.

8. Miscellaneous

8.1 Governing Law. This agreement shall be governed by the construed in accordance with the laws of the State of Florida without regard to principles of conflict of laws.

8.2 Arbitration. Any controversy or claim based on, arising out of or relating to the interpretation and performance of this Agreement or any termination hereof shall be solely and finally settled by arbitration under the rules of the American Arbitration Association, and judgment of the award rendered in the arbitration may be entered in any court having jurisdiction thereof. Any such arbitration shall be in Florida consent of the parties or, in the absence of such consent, by application of any part to the American Arbitration Association. A decision of the arbitrator shall be final and binding upon the parties, and the arbitrator shall be authorized to apportion fees and expenses (including counsel fees and expenses) as the arbitrator shall deem appropriate.

8.3 Entire Agreement' Amendment. This Agreement contains the complete understanding and agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings and agreements, written or oral, between the parties relating to the subject matter hereof.

8.4 Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, (the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law) any such invalidity or unenforceability shall be deemed replaced by a term or provision determined by the parties as coming closest to expressing the intention of the invalid or unenforceable term or provision.

8.5 Notice. Any notice to be given hereunder shall be in writing and either delivered in person, by nationally recognized overnight courier, or by registered or certified first class mail, postage prepaid, addressed to such address of the parties as set forth on the first page hereof.

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8.6 Headings. The section headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

8.7 Counterparts. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, by all which when together shall constitute one and the same agreement.

8.8 Officers Liability Insurance. Liability insurance to die extent provided to the other executive officers in the Company.

8.9 Indemnification. The Company hereby indemnifies and holds you harmless against any and all losses, claims, suits, judgments, damages, liabilities, costs or expenses, including reasonable legal fees and expenses, to which you may become subject in connection with the good faith performance of your responsibilities under this Agreement. This provision will survive termination of this Agreement.

Mel, we look forward to your leadership in assisting Grom Social achieve our strategic vision and goals.

If the foregoing accurately represents our understanding, please sign below and return to me.

GROM HOLDINGS, INC.

/s/ Darren Marks

Darren Marks,

Chairman & CEO

ACCEPTED AND AGREED IN ALL RESPECTS:

/s/ Mel Leiner         6/01/2016

Mel Leiner              Date

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